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                                                                   Exhibit 10.54

                       MEMRY CORPORATION AND SUBSIDIARIES
                             EMPLOYEE AGREEMENT ON
                             INVENTIONS AND PATENTS


Agreement made between Memry Corporation (and Subsidiaries), hereinafter referred to as "Company" and James G. Binch, hereinafter referred to an "Employee".

In consideration of the employment or continued employment of Employee by Company, the parties agree as follows:

1) Employee will or may have possession of or access to facilities, apparatus, equipment, drawings, systems, formulae, reports, manuals, invention records, customer lists, computer programs, or other material embodying trade secrets or confidential technical or business information of Company or its Affiliates. Employee therein agrees not to use any such information or material for himself or others, and not to take any such material or reproductions thereof from the Company, at any time during or after employment by the Company, except as required in Employee's duties to the Company. Employee agrees immediately to return all such material and reproductions thereof in his possession to the Company upon request and in any event upon termination of employment.

2) Except with prior written authorization by the Company, Employee agrees not to disclose or publish any trade secret or confidential technical or business information or material of the Company or its affiliates, or of another party to whom the Company owes an obligation of confidence, at any time during or after employment by the Company.

3) Employee shall promptly furnish to the Company a complete record of any and all inventions, patents and improvements, whether patentable or not, that relate in any way to the actual or anticipated business or activities of the Company or its affiliates, or that are anticipated by or result from any task or work for or on behalf of the Company, which he, solely or jointly, may conceive, make, or first disclose during the period of his employment by the Company.

4) Employee agrees to and does hereby grant and assign to the Company or its nominee, his entire right, title and interest in and to inventions, patents and improvements that relate in any way to the actual or anticipated business or activities of the Company or its affiliates, or that are anticipated by or result from any task or work for or on behalf of the Company together with any and all domestic and foreign patent rights in such inventions and improvements. To aid the Company or its nominee in securing full benefit and protection thereof, Employee agrees promptly to do all lawful acts reasonably requested, at any time during and after employment by the Company, without additional compensation but at the Company's expense.
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5)   Employee agrees that in the event he accepts employment with any firm or engages in any type of activity of his own behalf, or in behalf of any organization in competition with the Company or its affiliates during a period of three (3) years following termination of his employment with the Company, he shall notify the Company in writing within thirty (30) days of the name and address of such organization and the nature of such activity.

6) Employee agrees to give Company timely written notice of any of his prior employment agreements or patent rights that might conflict with the interests of the Company or its affiliates.

7) No waiver by either party of any breach by the other party of any provision of this Agreement shall be deemed or construed to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

8) This Agreement shall supersede the term of any prior employment agreement or understanding between Employee and the Company. This Agreement may be modified or amended only in writing and signed by and executive officer of the Company and by the Employee.

9) Should any portion of this agreement be invalid, unenforceable or void, such holding shall not have the effect of the invalidating the remainder of this Agreement or any other part thereof, the parties hereby agreeing that the portion so held to be invalid, unenforceable, or void shall, if possible, be deemed amended or reduced in scope.

10) This Agreement shall be binding upon and pass to the benefit of the successors and assigns of the Company and, insofar as the same may be applied thereto, the heirs, legal representatives and assigns of the Employee.



    MEMRY CORPORATION                            James G. Binch
 -----------------------                 ------------------------------
                                         Employee's Full Name

                                         Employee acknowledges reading,
                                         understanding and receiving a
                                         signed copy of this Agreement.


By  /s/ Wendy Gavaghan                      /s/ James Gardner Binch
  ------------------------                ----------------------------
Company Officer or Witness               Employee's Full Signature